Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2023 (March 28, 2024 as to the effects of the discontinued operations described in Note 5), relating to the financial statements of Galapagos NV appearing in the Annual Report on Form 20-F of Galapagos NV for the year ended December 31, 2024.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL

Zaventem, Belgium

December 10, 2025